Exhibit 10.12

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SUBJECT TO FRE 408 AND COMPARABLE STATE RULES

SECOND AMENDMENT TO LICENSE AND SETTLEMENT AGREEMENT

This SECOND AMENDMENT TO LICENSE AND SETTLEMENT AGREEMENT (“Second Amendment”) is made, effective as of the date executed below by both parties, by and between Villani, Inc., a Delaware corporation with mailing address of 220 Newport Center Dr., Suite 11-578, Newport Beach CA 92660 (the “Licensor”) and Dermata Therapeutics, Inc., a Delaware corporation as successor to Dermata Therapeutics, LLC a Delaware limited liability company having a principal place of business at 3525 Del Mar Heights Rd., #322, San Diego, California 92130 (“Dermata”), and Maria Villani exclusively for purposes of the Mutual Release and Settlement herein. Licensor and Dermata may each be referred to herein individual as a “Party” and collectively as the “Parties.” All defined terms in the License Agreement (as amended above) shall have the same meanings in this Second Amendment.

WHEREAS the Parties entered into a License Agreement effective March 31, 2017 (the “License Agreement” or “Agreement”);

WHEREAS, the Parties entered into a License Amendment and Settlement Agreement effective June 4, 2019 (the “First Amendment”);

WHEREAS, in exchange for certain additional rights granted to Dermata pursuant to the First Amendment, Villani was issued 5,221,156 Series 1C preferred units (the “Preferred Units”) in Dermata;

WHEREAS, on March 24, 2021 Dermata converted from a Delaware limited liability company to a Delaware corporation and the Preferred Units were converted to 5,221,156 Preferred Shares (the “Preferred Shares”) of Dermata which Preferred Shares are owned by Licensor and have not been pledged, transferred or otherwise hypothecated;

WHEREAS certain disputes have arisen between the Parties relating to the License Agreement and the First Amendment, including with respect to (i) the alleged failure of Dermata to use Commercially Reasonable Efforts in the development and seeking Regulatory Approval of a Licensed Product; (ii) payment of certain milestones; (iii) alleged misrepresentations by Dermata in the negotiations of the First Amendment; (iv) the alleged failure of Dermata to comply with Section 3.7 of the License Agreement; and (v) certain other claims by Villani set forth in the attached Statement of Claims, all of which are denied by Dermata; and

WHEREAS the Parties wish to resolve their disputes and make certain amendments to the License Agreement.

NOW THEREFORE, for and in consideration of the above-described recitals, the mutual promises and covenants of the Parties herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1. EQUITY TRANSFER

On the Effective Date, Villani shall sell and exchange the Preferred Shares to Dermata in exchange for the increase in milestone amounts and royalty rates and additional milestone payment set forth below, [***].

2. COMMERCIALLY REASONABLE EFFORTS

The following subsection is added as 3.5.1(c)

(c) Notwithstanding the foregoing subsections 3.5.1(a) and (b), Dermata shall:

i) by [***], submit to the FDA a written request for a waiver of the following non-clinical studies: [***];

ii) by [***], request an end of Phase II meeting with the FDA relating to the completed Phase II trial relating to acne, to be held as promptly as possible;

iii) by [***], submit to the FDA a written request to waive the following non-clinical studies: [***].

The foregoing requests for waiver shall be supported by adequate scientific rationale and supporting data. Dermata shall provide all such proposed communications with the FDA to Licensor in advance, in accordance with Section 3.1.1.

Notwithstanding anything to the contrary in this Agreement, including Annex B, Dermata shall use Commercially Reasonable Efforts to initiate Phase III clinical trials within [***] after an end-of-Phase II meeting with the FDA; provided however, that if the FDA requires in writing that additional non-clinical studies be performed prior to the initiation of a Phase III clinical trial, the [***] period shall be extended by the amount of time needed to complete such non-clinical trials plus an additional [***]. Dermata shall use Commercially Reasonable Efforts to initiate any non-clinical studies required by the FDA promptly after Dermata receives such written communication.

For any breach of this subsection 3.5.1(c), the time period for notice and cure under section 3.5.4 shall be thirty (30) days (not 120 days as set forth in that section).

3. PAYMENTS

Section 4.2 is hereby amended to delete Section 4.2 in its entirety and replace it with the following

4.2 Milestone Payments. In partial consideration of the License, and subject to the terms and conditions stated herein, Dermata shall make the one-time payments to the Licensor upon the occurrence of the corresponding milestone events, specified in Table 4.2 (the “Milestone Payments”). In each case, the Milestone Payment may be made in cash or stock of Dermata (“Dermata Equity”), at the option of Licensor, on a case-by-case basis. All Dermata Equity shall be “restricted stock” under Federal securities laws and shall be issued to Licensor under, and shall be subject to a stock purchase agreement, lock up agreement and other ancillary documents between Dermata and Licensor, in a form to be determined by Dermata and reasonably acceptable to Licensor, but in no event shall such documents contain restrictions on, or obligations of, Licensor more onerous than those imposed on other non-affiliated holders of Dermata Equity, and in accordance with applicable securities laws. In the event that Dermata Equity is publicly traded, the payment in Dermata Equity will be made at the Common Stock Five Day VWAP. For purposes of this Agreement, “Common Stock Five Day VWAP” means, for common stock as of any date, the volume weighted average price per share of such common stock during the five (5) trading days subsequent to Licensor’s election to accept the applicable milestone under this Section 4.2 in Dermata Equity. In the event that Dermata Equity is not publicly traded, unless otherwise agreed to by Dermata and Licensor, such Dermata Equity shall be Preferred Shares as currently constituted or such equity as existing Preferred Shares become converted into, and shall be issued with a valuation consistent with the most recent valuation obtained by Dermata. If Licensor does not agree with such valuation, Licensor may, at its sole expense, request an updated appraisal to be performed by an independent qualified Third Party appraiser selected by Dermata. Each Milestone Payment shall be paid only once, notwithstanding the potential development of multiple Licensed Products hereunder, which may involve separate clinical trials or Regulatory Approvals.

Table 4.2 is hereby amended in its entirety as follows:

Table 4.2

Milestone	Milestone Payments (US Dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Table 4.3 is hereby amended to read in its entirety as follows:

Table 4.3

Development Stage	Sublicense Fee Rate
[***]	[***]
[***]	[***]
[***]	[***]

Section 4.4 is hereby amended to read in full as follows:

“Royalty. In partial consideration of the License granted hereunder and subject to the terms and conditions stated herein, until the expiration of the Royalty Term, Dermata shall pay to Licensor a royalty (“Royalty”) as follows:

A.

Licensed Products. Based on the Net Sales of Licensed Products by Dermata, but specifically excluding the Net Sales of all HMW Combination Products, calculated at a rate of (i) [***] plus (ii) the applicable “Royalty Rate” set forth in Table 4.4 (e.g., [***]) multiplied by Net Sales; provided, however, that if a Licensed Product is sold by Dermata or its Affiliate or its Sublicensee in a country where a Third Party is selling a Generic Product or where there is no Valid Claim, the payment to Licensor for Net Sales of a Licensed Product, specifically excluding the Net Sales of all HMW Combination Products, in such country shall be calculated at a rate of: (i) [***] (ii) the applicable Royalty Rate set forth in Table 4.4 reduced by [***] (e.g., [***]) multiplied by Net Sales.

B.

For HMW Combination Products: For HMW Combination Products where the per unit Net Sales of the HMW Combination Product divided by the number of grams of Sponge contained in such HMW Combination Product is equal to or less than [***], the Royalty payable shall be calculated pursuant to 4.4.(A) above as if it were the Net Sales of a Licensed Product;

otherwise, based on the Net Sales of HMW Combination Products by Dermata, but specifically excluding the Net Sales of all other Licensed Products, calculated at a rate of (i) [***] (ii) the applicable “Royalty Rate” set forth in Table 4.4 reduced by an additional [***] (e.g., [***]) multiplied by Net Sales; provided, however, that if a HMW Combination Product is sold by Dermata or its Affiliate or its Sublicensee in a country where a Third Party is selling a Generic Product or where there is no Valid Claim, the payment to Licensor for Net Sales of a HMW Combination Product, specifically excluding the Net Sales of all Licensed Products, in such country shall be calculated at a rate of: [***].

For an avoidance of doubt, only HMW Combination Products are subject to a further [***] Royalty Rate reduction. All other Licensed Products including combination products with active or inactive ingredients with a molecular weight less than [***] are not subject to a further [***] reduction in the Royalty Rate.

Table 4.4

Net Sales	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Section 4.5 is hereby amended to read in its entirety as follows:

“Sublicensing Royalty. In partial consideration of the License granted hereunder and subject to the terms and conditions stated herein, for Licensed Products (including HMW Combination Products) until the expiration of the applicable Royalty Term, on a country-by-country basis, Dermata shall pay to Licensor a royalty of thirty percent (30%) of the royalty payments received by Dermata from Sublicensees (the “Sublicense Royalty Payment”), provided however, such amount payable to Licensor shall not be less than [***] per recommended single dose of Sponge contained in any Licensed Product (including HMW Combination Products) that is sold, or otherwise transferred as part of a commercial sale of a related product, by or on behalf of any Sublicensee or Sublicensee’s subsidiary, affiliate, or a sublicensee of a Sublicensee, provided such recommended single dose of Sponge is equal to or less than three (3) grams. Where such recommended single dose is more than [***].

Until the expiration of the applicable Royalty Term, if a Licensed Product (including HMW Combination Product) is sold by a Sublicensee in a country where there is no Valid Claim, the applicable Sublicense Royalty Payment for such country shall be reduced by [***], provided however, such amount payable shall not be less than [***] per recommended single dose of Sponge contained in any Licensed Product (including HMW Combination Products) that is sold, or otherwise transferred as part of a commercial sale of a related product, by or on behalf of any Sublicensee or Sublicensee’s subsidiary, affiliate, or a sublicensee of a Sublicensee, provided such recommended single dose of Sponge is equal to or less than [***]. Where such recommended single dose is more than [***], such amount payable to Licensor shall not be less than [***].

Dermata shall pay all amounts due under this Section 4.5 thirty (30) days after the end of each Royalty Reporting Quarter in which the applicable royalty payment or royalty report is received by Dermata from a Sublicensee.

The second paragraph of Section 4.7 (as amended) is hereby amended to state:

“For avoidance of doubt, only the portion of the aggregate Royalty earned from the Royalty Rates in Table 4.4.1. through 4.4.4. (i.e., [***] respectively) shall be subject to the Permitted Reduction; the Royalty from the first [***] in Section 4.4.(A)(1)(i) and (2)(i) respectively shall not be subject to the Permitted Reduction.

A new subsection 4.13(c) is added to the Section 4.13 of the License Agreement

(c) Dermata will pay to Licensor the cash sum of one million dollars ($1,000,000) upon the earlier of (i) five (5) business days following the close of Dermata’s initial public offering pursuant to effectiveness of a Registration Statement on Form S-1 or (ii) September 15, 2021. If Dermata does not make such full and complete payment under this Section 4.13(c) by such earlier date, then Licensor’s exclusive remedy is termination of the License Agreement pursuant to Section 9 of the License Agreement, which termination shall be automatically effective on the fifth day following such failure to pay, unless Licensor provides written notice opting not to terminate by the fourth day following such failure to pay.

4. MUTUAL RELEASE AND SETTLEMENT

Effective upon the Effective Date of this Second Amendment, Licensor and Maria Villani each hereby release Dermata (including for purposes of this release its Affiliates, officers, directors, employees, attorneys and agents) from all claims set forth in the Statement of Claims annexed hereto. Dermata hereby releases Licensor and Maria Villani (including for purposes of this release their respective Affiliates, officers, directors, employees, attorneys and agents) from all claims arising out of the Statement of Claims annexed hereto. Licensor and Villani also agree that the each of Licensor and Villani shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, or otherwise attempting to collect or enforce any of the claims released hereunder against Dermata. Should Licensor or Villani, in violation of this Agreement, institute any further judicial or non-judicial proceeding against Dermata with respect to such released claims, Licensor and Villani shall severally, but not jointly, agree and shall be required to indemnify and hold harmless Dermata from and against any related loss, liability, expenses, fees (including, but not limited to, reasonable attorneys’ fees), and damages incurred by Dermata as a result of such action in violation of this Agreement. Dermata agrees that it shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, or otherwise attempting to collect or enforce any of the claims released hereunder against Licensor or Villani. Should Dermata, in violation of this Agreement, institute any further judicial or non-judicial proceeding against Licensor or Villani with respect to such released claims, Dermata shall be required to indemnify and hold harmless Licensor and Villani from and against any related loss, liability, expenses, fees (including, but not limited to, reasonable attorneys’ fees), and damages incurred by Villani as a result of such action in violation of this Agreement.

Notwithstanding anything to the contrary herein, the releases herein shall not include any claims that Maria Villani is entitled to be named as an inventor with respect to any claims in any patent applications filed by or on behalf of Dermata or its employees or officers relating to Sponge filed as of the date of this Amendment. However, Maria Villani’s exclusive remedy for claims that she is entitled to be named as an inventor with respect to patent applications filed by Dermata shall be as set forth in Section 3.7.

This Agreement constitutes a compromise settlement of disputed claims and shall not be deemed or construed to be an admission of liability by any Party at any time for any purpose. Dermata expressly denies any liability or wrongdoing on its part and is entering into this Agreement solely to avoid the costs and risks of any further proceedings.

5. MISCELLANEOUS

The provisions of Section 12 of the License Agreement shall apply to this Second Amendment as if fully set forth herein with “Agreement” replaced by “Second Amendment.”

The addresses for Dermata in Section 12.8 are revised to state as follows:

For Dermata:

Dermata Therapeutics, Inc.

3525 Del Mar Heights Rd., Suite 322

San Diego, CA 92130

Attn: Chief Executive Officer

With a copy to (which shall not constitute notice):

Dermata Therapeutics, Inc.

3525 Del Mar Heights Rd., Suite 322

San Diego, CA 92130

Attn: Legal Department

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date last set forth below.

VILLANI, INC.		DERMATA THERAPEUTICS, INC.

By:	/s/ Maria Villani, M.D.	By:	/s/ Gerald T. Proehl
Maria Villani, M.D.		Gerald T. Proehl
Chief Executive Officer		President, CEO and Director

Date: July 30, 2021		Date: July 30, 2021

MARIA VILLANI, Individually
(with respect to Mutual Release)

/s/ Maria Villani, M.D.
Maria Villani, M.D.

Date: July 30, 2021

Annex A

Statement of Claims